Tamir Biotechnology, Inc. 8-K

Exhibit 10.3

CONSENT AND WAIVER
OF
THE HOLDERS
OF THE
5% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES
OF

TAMIR BIOTECHNOLOGY, INC.

This Consent and Waiver (this “Consent”) of the holders of the 5% Senior Secured Convertible Promissory Notes due February 16, 2013 (as amended, the “Senior Notes”) of Tamir Biotechnology, Inc. (the “Company”), made as of November 30, 2012, is being entered into by the undersigned holders of a majority of the aggregate outstanding principal amount of the Senior Notes (the “Required Holders”), and the Company.

WHEREAS, the Company desires to enter into a Securities Purchase Agreement with certain of its affiliates in the Form of Exhibit A hereto (the “Securities Purchase Agreement”);

WHEREAS, the Company desires to license its rights to its Onconase pharmaceutical product (“Onconase”) to certain of its affiliates;

WHEREAS, pursuant to Section 2B(vii) of the Senior Notes, the Company may not enter into certain transactions with affiliates of the Company unless it has obtained the prior written consent of Holders of not less than 50% of the outstanding Principal Amount of the Senior Notes;

WHEREAS, pursuant to Section 5A of the Senior Notes, the provisions of the Senior Notes may from time to time be amended by the Required Holders;

WHEREAS, the Company has requested, and the Required Holders have agreed, to amend certain provisions of the Senior Notes, in the manner, and on the terms and conditions, provided for herein; and

WHEREAS, in consideration of such amendments to the Senior Notes, the Series B Warrants to Purchase Common Stock issued October 19, 2009 together with the Senior Notes (the “Series B Warrants”) shall be amended as provided herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and the Required Holders hereby agree as follows:

1.   Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Senior Notes.

2.   Consent to Affiliate Transactions

(a) Securities Purchase Agreement.  The Required Holders hereby consent to the Company’s entry into the Securities Purchase Agreement, substantially in the form of Exhibit A hereto, and the consummation of the transactions contemplated thereby.

(b) Onconase License.  The Required Holders hereby consent to the Company’s license of Onconase to James O. McCash (“McCash”) and/or his affiliates (such licensee being referred to herein as the “Licensee”), on terms which include (i) the issuance to the Licensee of a warrant to purchase 23,750,000 shares of the Company’s common stock at an exercise price of $.01 per share, (ii) no other payments or other consideration provided, or expenditures incurred by, the Company to the Licensee in connection with such License, and (iii) the entry by McCash and affiliated stockholders of the Company into a general release in favor of the Company.

3.   Amendment to Section 4A of the Senior Notes.  Section 4A of the Senior Notes is hereby amended and restated to read in its entirety as follows:

“A.           Conversion by Holders.

(i)           Optional Conversion.  The holder of this Note shall have the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the Principal Amount of this Note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder to convert all or any portion of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (such Principal Amount and accrued and unpaid interest to be so converted the “Conversion Amount”) into shares of common stock, par value $.001 per share (“Common Stock”), of the Company at an initial conversion price per share equal to $.15 per share (the “Conversion Price”), subject to adjustment as provided in subsection 4E below.  The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the “Conversion Shares.”

(ii)           Automatic Conversion.  At any time prior to the date on which the Company makes payment in full of the Principal Amount of this Note, the Conversion Amount under this Note shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Price, at any time upon the affirmative election of the Required Holders.  Upon such election by the Required Holders, the Conversion Amount shall be converted automatically without any further action by the holder of this Note and whether or not this Note is surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless this Note is either delivered to the Company, or the holder of this Note notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.  Following such automatic conversion and surrender of this Note to the Company, the Company shall, as soon as reasonably practicable, issue and deliver to Payee or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.”

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4.   Amendment to Section 4C(i) of the Senior Notes.  Section 4C(i) of the Senior Notes is hereby amended by deleting “4A” in such Section and replacing it with “4A(i)”.

5.   Automatic Conversion.  Each of the Required Holders hereby (i) elects to convert the Conversion Amount under its Senior Note into Common Stock effective immediately prior to the “Closing” under the Securities Purchase Agreement and that this Consent shall constitute such holder’s Optional Conversion Notice under Section 4C(i) of the Senior Notes, (ii) acknowledges and agrees that the Conversion Price in connection with such conversion is $.15 per share, (iii) agrees to take all actions (if any) necessary or desirable under Section 4A of the Senior Note to effect such conversion, and (iv) acknowledges and agrees that all of the Senior Notes shall be automatically be converted into Common Stock pursuant to Section 4A(ii) of the Senior Notes without any further action on behalf of any holder of the Senior Notes.

6.   Amendment to Series B Warrants.  In consideration of the agreements of the Required Holders hereunder, the Company agrees that from and after the date hereof, the “Exercise Price” of the Series B Warrants is hereby reduced from $.25 per share to $.01 per share.

7.   No Other Waivers or Amendments.  Except as expressly provided herein, the Senior Notes and the Series B Warrants shall be unmodified and shall continue to be in full force and effect in accordance with their terms.    Each reference in the Senior Notes to “this Note”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Senior Notes as amended hereby, and each reference in the Series B Warrants to “this Warrant”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Series B Warrants as amended hereby.

8.   Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Consent, including, without limitation, its validity, interpretation, construction, performance and enforcement.

9.   Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first written above.
.

TAMIR BIOTECHNOLOGY, INC.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Chief Executive Officer and Chief Financial Officer

REQUIRED HOLDERS:

EUROPA INTERNATIONAL, INC.

By:	/s/ Fred Knoll
Name:	Fred Knoll
Title:	Knoll Capital Management, Investment Manager for Europa Int’l, Inc.

UNILAB LP

By:	/s/ F. Patrick Ostronic
Name:	F. Patrick Ostronic
Title:	Director, Unilab GP Inc., General Partner for Unilab LP

MARY M. MCCASH TRUST DECLARATION DECLARED OCTOBER 20, 2008

By:	/s/ Mary M. McCash
Name:	Mary M. McCash
Title:	Trustee

THE MICHAEL J. MCCASH LIVING TRUST

By:	/s/ Michael J. McCash
Name:	Michael J. McCash
Title:	Trustee and Grantor

COLLEEN A. LOWE

/s/ Colleen A. Lowe
Colleen A. Lowe

CORINNE M. POQUETTE

/s/ Corinne M. Poquette
Corinne M. Poquette

DAVID J. MCCASH

/s/ David J. McCash
David J. McCash

[Signature Page to Consent and Waiver]

  EXHIBIT A

  SECURITIES PURCHASE AGREEMENT